News Announcement

DIGITAL CINEMA DESTINATIONS CORP. (DIGIPLEX) COMPLETES ACQUISITION OF SEVEN THEATERS WITH AN AGGREGATE OF 74 SCREENS FROM ULTRASTAR CINEMAS

WESTFIELD, New Jersey and VISTA, California (December 21, 2012) - Digital Cinema Destinations Corp. (NasdaqCM: DCIN), a fast-growing motion picture exhibitor dedicated to transforming movie theaters into digital entertainment centers, together with its new joint venture partner, Start Media, LLC, today announced the closing of the purchase of seven theaters with an aggregate of 74 fully digital screens from UltraStar Cinemas.

The acquisition includes six theaters located in the Southern California/San Diego market and a seventh theater based near Phoenix, AZ.  Digiplex now operates 16 theaters with 159 screens located in CA, PA, CT, NJ and AZ.

Digiplex Chairman and CEO Bud Mayo stated, “The strategic acquisition of UltraStar’s seven west coast-based theaters is an important milestone for Digiplex and is consistent with our goal to opportunistically expand the Company’s domestic theater circuit to approximately 100 theaters and 1,000 screens in leading DMAs.  Importantly, this purchase nearly doubles our screen count and marks Digiplex’s entrée into two new markets in California and Arizona.  We look forward to creating high-quality entertainment experiences and new interactive relationships with our customers as we quickly integrate these screens onto the growing Digiplex platform.

“As a final point, we believe there are further opportunities to build upon the growth Digiplex has achieved in the 2012 calendar year and together with our new joint venture partner Start Media, we will continue to opportunistically expand the Company’s operating base through accretive transactions that meet our financial return and asset quality requirements and where we can add incremental value through our unique alternative programming and marketing strategies.”

About Digital Cinema Destinations Corporation (www.digiplexdest.com)
Digital Cinema Destinations Corp. is dedicated to transforming its movie theaters into interactive entertainment centers. The Company provides consumers with uniquely satisfying experiences, combining state-of-the-art digital technology with engaging, dynamic content that far transcends traditional cinematic fare. The Company’s customers enjoy live sports events, concerts, conferences, operas, videogames, auctions, fashion shows and, on an ongoing basis, the very best major motion pictures. Digiplex operates 16 cinemas and 159 screens in CA, PA, CT, NJ and AZ. You can connect with Digiplex via Facebook, Twitter, YouTube and Blogger.  Digiplex is also participating in DigiNext, a unique, specialty content joint venture (with Nehst Studios) featuring curated content from festivals around the world.  DigiNext releases typically include innovative live Q&A sessions between the audience and cast members.

About Start Media, LLC
Start Media, LLC is a newly formed, privately held media company with interests in exhibition, feature film production and financing, content discovery technology and publishing.  The Company is acquiring and building content-driven companies designed to capitalize on dislocations created by an evolving media ecosystem. Through its operating subsidiary Wayfare Entertainment, Start Media is active in the production of studio quality independent films. Start Media has recently entered the book publishing industry with its operating subsidiary Start Publishing. Start Media is also a founding investor in the rapidly growing content discovery platform GoWatchit.com.

Disclosure Regarding Forward-Looking Statements
This press release and other written or oral statements made by or on behalf of Digital Cinemas Destination Corp. may contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Risk factors are disclosed in our Form S-1 under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contacts:
Bud Mayo, Chairman/CEO	Robert Rinderman or Jennifer Neuman
Digital Cinema Destinations Corp.	JCIR – Investor Relations
908/396-1362 or bmayo@digiplexdest.com	212/835-8500 or DCIN@jcir.com

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